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                                                                    Exhibit 12.1

STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED) Sunoco Logistics Partners L.P.


                                                                                Sunoco Logistics
                                                                                  Partners L.P.
                                                                                   Historical
                                                                                 Partnership and         Sunoco Logistics
                                                                                   Predecessor            (Predecessor)
                                                                                   Combined (a)           Historical (b)
                                                                               --------------------    --------------------
                                                                                    Six Months              Six Months
                                                                                      Ended                   Ended
                                                                                     June 30,                June 30,
                                                                                       2002                    2001
                                                                               --------------------    --------------------
Fixed Charges:
    Interest cost and debt expense                                                 $       8,717          $       6,820
    Interest allocable to rental expense (c)                                                 505                    510
                                                                               --------------------    --------------------
       Total                                                                       $       9,222          $       7,330
                                                                               ====================    ====================
Earnings:
    Combined income before income tax expense                                      $      27,394          $      25,793
    Equity in income of less than 50 percent owned
       affiliated company (d)                                                             (3,390)                (1,816)
    Dividends received from less than 50 percent
       owned affiliated company (d)                                                        1,607                  1,862
    Fixed charges                                                                          9,222                  7,330
    Interest capitalized                                                                     545                    948
    Amortization of previously capitalized interest                                           84                     64
                                                                               --------------------    --------------------
       Total                                                                       $      35,462          $      34,181
                                                                               ====================    ====================

Ratio of Earnings to Fixed Charges                                                          3.85                   4.66
                                                                               ====================    ====================

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(a)  The historical financial statements of Sunoco Logistics Partners L.P. for the six months ended June 30, 2002 reflect the historical cost-basis accounts of Sunoco Logistics (Predecessor) for the period from January 1, 2002 through February 7, 2002 and of Sunoco Logistics Partners L.P. for the period from February 8, 2002 (the date of the initial public offering of the master partnership) through June 30, 2002.
(b)  The historical combined financial statements of Sunoco Logistics Partners
     L.P. for the six months ended June 30, 2001 reflect the historical cost-basis accounts of its predecessor, Sunoco Logistics (Predecessor).
(c) Represents one-third of the total operating lease rental expense which is that portion deemed to be interest.
(d) Reflects amounts attributable to Explorer Pipeline Company, a 9.4% owned corporate joint venture accounted for by the equity method.